Exhibit 99.1
 Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380

 PRESS RELEASE

Release Date: January 17, 2007

Contact:	Ms. Judith Barber	News Contact:	Peter Hamilton
	Corporate Secretary		Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

BANK OF SMITHTOWN ANNOUNCES
OPENING OF CORAM BRANCH

Bank’s 15th branch

Four more branches
in development

Smithtown, NY, January 17, 2007 - Bank of Smithtown, the wholly-owned subsidiary of Smithtown Bancorp (NASDAQ: SMTB), today announced the opening of a branch on Route 112 in the Pine Plaza Shopping Center in Coram, New York.

The new Coram office is the bank’s 15th branch on Long Island. Bank of Smithtown has received widespread attention for its innovative branches which have no teller lines or teller counters, but feature a free gourmet coffee bar and large plasma screens with information for customers. The Coram branch will also feature two drive-through teller windows, a drive-up ATM, safe deposit boxes, a self-service coin counter and expanded banking hours. The branch will be open on Monday through Friday from 8:30 a.m. to 6:00 p.m., and on Saturdays from 9:00 a.m. to 4:00 p.m.

Elizabeth Sigona has been appointed as Manager of the branch. Ms. Sigona has more than nine years experience in banking, having previously served as a branch manager for Bank of New York and North Fork Bank.

Bank of Smithtown currently has four additional branches in various stages of development. Those branch projects are located in Nesconset, Huntington, Deer Park and East Setauket.

Smithtown Bancorp will announce its fourth quarter earnings and its results for the year 2006 on January 31, 2007.